UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33417	22-2535818
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28 Engelhard Drive, Suite B
Monroe Township, New Jersey	08831
(Address of principal executive offices)	(Zip Code)

(609) 730-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock $0.001 par value	OPTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Paycheck Protection Program Loan

On May 1, 2020, Ocean Power Technologies, Inc. (the “Company”) was informed that it would receive approximately $890,000 in support from the U.S. federal government under the Paycheck Protection Program (the “PPP Loan”) established as part of the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act through the Small Business Association. The PPP Loan will be unsecured and evidenced by a note in favor of Santander Bank, N.A. (“Santander”) as the lender (the “Note”), and governed by a Loan Agreement with Santander (the “Loan Agreement”). The Company will update its disclosure respecting the loan once documentation is finalized.

EGP Agreement

The Company and Enel Green Power S.p.A. (“EGP”), part of the Enel Group, a multinational energy company and global integrated electricity and gas operator, have mutually agreed under the contracts between the Company and subsidiaries of EGP dated September 19, 2019 (together, the “EGP Agreements”), to extend the required deployment date under the EGP Agreements for the PB3 PowerBuoy® to September 1, 2020, and to extend the date upon which liquidated damages would begin to accrue for a failure to deploy by such date to September 30, 2020. A description of the EGP Agreements is included in the Company’s Current Report on Form 8-K filed on September 23, 2019.

The extensions were agreed to in connection with the declaration of a force majeure event effective May 2, 2020 by the Company under the EGP Agreements. As a result of the global pandemic caused by COVID-19, and the associated travel advisories put in place by the U.S. government, as well as the related restrictions imposed by the Chilean government, employees of the Company are unable to travel to Chile to perform final testing and assembly of the PB3 PowerBuoy® prior to its deployment under the EGP Agreements. If the force majeure event continues for more than 180 days, either party may terminate the contracts.

Copies of the EGP Agreements are incorporated by reference into this Current Report on Form 8-K as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

*10.1

Supply and Service Contract by and between Ocean Power Technologies, Inc. and Empresa Electrica Panguipulli dated September 19, 2019 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on September 23, 2019).

*10.2

Supply and Service Contract by and between Ocean Power Technologies, Inc. and Enel Green Power Chile LTDA dated September 19, 2019 (incorporated by reference from Exhibit 10.2 to Current Report on Form 8-K filed on September 23, 2019).

* Portions of this exhibit have been redacted in accordance with Item 601(b)(10) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2020

OCEAN POWER TECHNOLOGIES, INC.

/s/ George H. Kirby III
George H. Kirby III
President and Chief Executive Officer